NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0121 Dated March 12, 1996    Rule 424(b)(2)
(To Prospectus dated February 24, 1995 and          File number: 33-57533
Prospectus Supplement dated February 28, 1995)

Subordinated Medium-Term Notes, Series D
Due Nine Months or More From Date of Issue


Principal Amount:                                    $   6,000,000.00
Issue Price:                             100.000%    $   6,000,000.00
Commission or Discount:                    0.265%    $      15,900.00
Proceeds to Company:                      99.735%    $   5,984,100.00

Agent:                          NationsBanc Capital Markets, Inc., as Agent


Original Issue Date:            March 15, 1996
Stated Maturity Date:           March 15, 2006

Cusip #:                        63858S-AM-1
Form:                           Book entry only


Interest Rate:                  7.383% Fixed

Interest Payment Dates:         March 15 and September 15, commencing
                                September 15, 1996


Discount Note?                                               No

May the Notes be redeemed by the Company prior to maturity?  Yes (See below)

The notes will be subject to redemption at the option of the Company, in whole, on the Interest Payment Date occurring March 15, 2000 and each Interest Payment Date occurring in March or September thereafter at a redemption price equal to 100% of the principal amount of the Notes, plus accrued interest thereon, if any, upon at least 30 calendar days prior notice.

May the notes be repaid prior to maturity at the option of the holder?  No